NXSTAGE REPORTS RECORD FIRST QUARTER 2014 FINANCIAL RESULTS AND EXCEEDS GUIDANCE

•	Revenue Increases to $72.2 million, up 17% from Q1'13

•	Home Revenue Increases to $36.5 million, up 16% from Q1'13

•	Company Trending Toward Higher End of Annual Revenue Guidance Range

LAWRENCE, Mass., May 8, 2014, --NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported record first quarter financial results that exceed the top end of its guidance range.
Revenue for the first quarter of 2014 increased 17 percent to a record $72.2 million, compared with revenue of $61.6 million for the first quarter of 2013. The Company's revenue guidance range for the first quarter was $69.5 to $70.5 million. The increase in revenue was driven by continued strong adoption of the NxStage® System OneTM hemodialysis machine within the Home, both within US and international markets, and the Critical Care market.
Home revenue increased 16 percent to $36.5 million for the first quarter of 2014 compared with revenue of $31.5 million for the first quarter of 2013.

Critical Care revenue increased 37 percent to $14.7 million for the first quarter of 2014 compared with revenue of $10.7 million for the first quarter of 2013, reflecting stronger-than-anticipated disposable and equipment sales.
In-center revenue increased to $18.9 million for the first quarter of 2014 compared with revenue of $18.7 million for the first quarter of 2013.

NxStage reported a net loss of $5.3 million, or $(0.09) per share for the first quarter of 2014 compared with a net loss of $5.0 million, or $(0.08) per share for the first quarter of 2013. Higher revenues and favorable product mix resulted in a better-than-expected net loss for the first quarter of 2014 versus the Company's guidance for net loss to be in a range of $7.5 to $6.5 million. Consistent with the Company's expectations, net loss for the first quarter of 2014 included $3.0 million in losses associated with the Company's market development activities with NxStage Kidney Care.
"NxStage had a strong start to the year and exceeded our guidance across all key metrics," stated Jeffrey H. Burbank, Founder and Chief Executive Officer of NxStage. "The progress we are making on our near term growth drivers is reflected in both strong growth across our business and increasing demand for our innovative new products with patients and customers. Our strategic growth initiatives remain solidly on track and we believe they are positioning the Company toward our goal of 15% annual home revenue growth in 2014."

Guidance:

"After a strong first quarter, we believe we are trending towards the higher end of our annual revenue guidance which was originally set to be between $283 million and $288 million," stated Matthew W. Towse, Chief Financial Officer. "Looking ahead to the second quarter, we expect revenue to be between $70.0 million and $71.5 million, and a net loss in the range of $7.5 million to $6.5 million."

Conference Call:
NxStage will also host a conference call today, Thursday, May 8, 2014 at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company's website at http://ir.nxstage.com.
A replay of the conference call will be available two hours after the completion of the call through May 16, 2014. To access the replay, dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 24591605. An online archive of the conference call can be accessed via the investor relations section of the Company's website at http://ir.nxstage.com.

About the NxStage System One
The NxStage System One is the first and only truly portable hemodialysis system cleared for home use by the FDA. Its simplicity and revolutionary size (just over a foot tall) are intended to allow convenient use in patients' homes and give patients the freedom to travel with their therapy. When combined with the NxStage PureFlow™ SL Dialysis Preparation System, patients are able to further simplify, using ordinary tap water to create dialysis fluid. Unlike conventional hemodialysis systems, the System One requires no special infrastructure to operate. Under the guidance of their physician, patients can use the NxStage System One, with their trained partners, where, how and when it best meets their needs, at home or on vacation, and at a medically appropriate treatment frequency. http://www.nxstage.com/.

About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company's website at www.nxstage.com.
Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company's products, anticipated operating results, including revenues, loss, gross margin, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage's products domestically and internationally, growth in home and/or more frequent hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and more frequent hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, including in response to the Company's NxStage Kidney Care initiative, and certain other factors that may affect future operating results and which are detailed in NxStage's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.

In addition, the statements in this press release represent NxStage's expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage's expectations or beliefs as of any date subsequent to the date of this press release.

Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com

NxStage Medical, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues	$72,221	$61,644
Cost of revenues	43,287	37,644
Gross profit	28,934	24,000
Operating expenses:
Selling and marketing	13,218	10,696
Research and development	5,134	5,108
Distribution	6,550	4,908
General and administrative	8,821	7,824
Total operating expenses	33,723	28,536
Loss from operations	(4,789)	(4,536)
Other expense:
Interest expense	(198)	(150)
Other income (expense), net	23	(176)
	(175)	(326)
Net loss before income taxes	(4,964)	(4,862)
Provision for income taxes	346	132
Net loss	(5,310)	(4,994)
Less: Net loss attributable to noncontrolling interests	(35)	—
Net loss attributable to stockholders of NxStage Medical, Inc.	$(5,275)	(4,994)

Net loss per share, basic and diluted	$(0.09)	$(0.08)
Weighted-average shares outstanding, basic and diluted	61,252	59,381

Other comprehensive income	182	145
Total comprehensive loss	(5,128)	(4,849)
Less: Comprehensive loss attributable to noncontrolling interests	(35)	—
Total comprehensive loss attributable to stockholders of NxStage Medical, Inc.	$(5,093)	$(4,849)

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$76,829	$84,134
Accounts receivable, net	25,263	20,158
Inventory	40,804	37,801
Prepaid expenses and other current assets	4,098	4,027
Total current assets	146,994	146,120
Property and equipment, net	56,826	52,478
Field equipment, net	14,822	13,041
Deferred cost of revenues	33,815	34,730
Intangible assets, net	16,491	17,194
Goodwill	41,817	41,817
Other assets	1,941	1,582
Total assets	$312,706	$306,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,310	$14,610
Accrued expenses	20,538	21,025
Current portion of long-term debt	103	102
Other current liabilities	1,801	1,870
Total current liabilities	44,752	37,607
Deferred revenues	52,242	53,277
Long-term debt	1,030	1,044
Other long-term liabilities	21,346	20,273
Total liabilities	119,370	112,201
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2014 and December 31, 2013	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 61,996,196 and 61,666,048 shares issued as of March 31, 2014 and December 31, 2013, respectively	62	61
Additional paid-in capital	571,217	567,468
Accumulated deficit	(368,817)	(363,542)
Accumulated other comprehensive income	394	212
Treasury stock, at cost: 579,121 and 575,895 shares as of March 31, 2014 and December 31, 2013, respectively	(10,010)	(9,963)
Total NxStage Medical, Inc. stockholders' equity	192,846	194,236
Noncontrolling interest	490	525
Total stockholders' equity	193,336	194,761
Total liabilities and stockholders’ equity	$312,706	$306,962

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(5,310)	$(4,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,591	6,080
Stock-based compensation	2,641	2,646
Other	80	230
Changes in operating assets and liabilities:
Accounts receivable	(5,118)	(3,072)
Inventory	(8,224)	(6,350)
Prepaid expenses and other assets	(393)	(1,474)
Accounts payable	7,702	4,124
Accrued expenses and other liabilities	(339)	(216)
Deferred revenues	(1,010)	(1,887)
Net cash used in operating activities	$(3,380)	$(4,913)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
System One segment
Home	$36,495	$31,459
Critical Care	14,692	10,710
Total System One segment	51,187	42,169
In-Center segment	18,916	18,700
Other	2,054	775
Services segment	116	—
Elimination of intersegment revenues	(52)	—
Total	$72,221	$61,644